Exhibit 4.11(b)
                                                                 ---------------

                               SECOND AMENDMENT TO
                               SECURITY AGREEMENT

THIS SECOND AMENDMENT TO SECURITY AGREEMENT (the "Amendment") dated as of December 31, 2001 (this "Amendment"), is entered into by and among UNION ACCEPTANCE FUNDING CORPORATION, as Seller, VARIABLE FUNDING CAPITAL CORPORATION, as a Company, UAFC-2 CORPORATION, as Debtor, UNION ACCEPTANCE CORPORATION, individually and as Collection Agent, FIRST UNION SECURITIES, INC., as Collateral Agent and Deal Agent, FIRST UNION NATIONAL BANK, as Paying Agent and the BANK INVESTORS named herein. Capitalized terms used and not otherwise defined herein are used as defined in this Agreement (as defined below).

     WHEREAS, the parties hereto entered into that certain Security Agreement, dated as of August 31, 2001, as amended (the "Agreement");

     WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;

     NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

     SECTION 1. Amendments.

     (a) The definition of "Fixed Charge Coverage Ratio" in Exhibit C to the Agreement is hereby amended in its entirety to read as follows:

     Fixed Charge Coverage Ratio means, as of the end of any calendar month, for the twelve (12) calendar month period then ended, the ratio of (i) the Collection Agent's Adjusted EBITDA, to (ii) the aggregate Interest Expense for the 12 month period immediately preceding the date of determination plus the excess, if any, of (a) the sum of (1) Current Maturities and (2) $10,000,000 over (b) the sum of (1) available cash and (2) Total Warehouse Borrowing Capacity less Warehouse Outstandings.

     (b) The definition of "Total Warehouse Borrowing Capacity" in Exhibit C to the Agreement is hereby amended by replacing the word "Agents" where it appears in the third line thereof with the word "Agent."

     (c) The following definitions are hereby added to Exhibit C in alphabetical order thereto:

     Warehouse  Facility:   Any  warehouse  facility  of  the  Collection  Agent
     involving the financing of motor vehicle contracts, whether such facility be a securitization or otherwise secured.

     Warehouse Outstandings means the aggregate principal amount outstanding (less any prefunding (or similar) amounts) under any Warehouse Facility.

     SECTION 2. Agreement in Full Force and Effect as Amended.

     Except as specifically amended hereby, the Agreement shall remain in full force and effect. All references to the Agreement shall be deemed to mean the Agreement, as modified hereby. This Agreement shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

     SECTION 3. Miscellaneous.

     (a) This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart.

     (b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     (c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.


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     (d) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS
AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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


     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  UAFC-2 CORPORATION
                                  as Debtor


                                  By:/s/ Leeanne W. Graziani
                                     -------------------------------------------
                                  Name:    Leeanne W. Graziani
                                        ----------------------------------------
                                  Title:   President
                                         ---------------------------------------



                                  UNION ACCEPTANCE FUNDING CORPORATION
                                  as Seller


                                  By:/s/ Lee Ervin
                                     -------------------------------------------
                                  Name: Lee Ervin
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------


                                  UNION ACCEPTANCE CORPORATION
                                  Individually and as Collection Agent


                                  By:/s/ Melanie S. Otto
                                     -------------------------------------------
                                  Name:    Melanie S. Otto
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------



                                  VARIABLE FUNDING CAPITAL CORPORATION,


                                  By:/s/ Frank Weise
                                     -------------------------------------------
                                  Name:     Frank Weise
                                        ----------------------------------------
                                  Title:    VP
                                         ---------------------------------------



                                 FIRST UNION SECURITIES, INC.
                                 as Collateral Agent and Deal Agent


                                  By:/s/ Curt Sidden
                                     -------------------------------------------
                                  Name:     Curt Sidden
                                        ----------------------------------------
                                  Title:    Director
                                         ---------------------------------------


                                 FIRST UNION NATIONAL BANK,
                                 as Paying Agent and Bank Investor


                                  By:/s/ David M. Roberts
                                     -------------------------------------------
                                  Name:      David M. Roberts
                                        ----------------------------------------
                                  Title:     Senior Vice President
                                         ---------------------------------------